EXHIBIT 10.3

RESTRICTED STOCK AGREEMENT

(PURSUANT TO THE TERMS OF THE

POOL CORPORATION

2007 LONG-TERM INCENTIVE PLAN)

This RESTRICTED STOCK AGREEMENT (this "Restricted Stock Agreement") is between Pool Corporation, a Delaware corporation ("Company"), and _____________("Recipient"), and is dated as of the date set forth immediately above the signatures below.

1. Grant of Restricted Stock. The Company hereby grants to Recipient all rights, title and interest in the record and beneficial ownership of ________ shares (the "Restricted Stock" or the “Incentive”) of common stock, $.001 par value per share, of Company ("Common Stock") subject to the conditions described in Paragraphs 4 and 5 as well as the other provisions of this Restricted Stock Agreement. The Restricted Stock is granted pursuant to and to implement in part Pool Corporation’s 2007 Long-Term Incentive Plan (as amended and in effect from time to time, the "Plan") and is subject to the provisions of the Plan, which is hereby incorporated herein and is made a part hereof, as well as the provisions of this Restricted Stock Agreement. Recipient agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan and this Restricted Stock Agreement. All capitalized terms have the meanings set forth in the Plan unless otherwise specifically provided. All references to specified paragraphs pertain to paragraphs of this Restricted Stock Agreement unless otherwise specifically provided.

2. Custody of Restricted Stock. Upon satisfaction of the vesting conditions set forth in Paragraph 4 or the occurrence of any of the events contemplated by Paragraph 5(b) or 5(c), Company shall issue and deliver to Recipient a certificate or certificates for such number of shares of Restricted Stock as are required to be issued and delivered under this Restricted Stock Agreement. Prior to the satisfaction of such vesting conditions or the occurrence of such events, the Restricted Stock is not transferable and shall be held in trust until such time as the applicable restrictions on the transfer thereof have expired or otherwise lapsed.

3. Risk of Forfeiture. Subject to Paragraphs 5(b) and 5(c), should Recipient's employment (defined below) with Company and each subsidiary (as the term "subsidiary" is defined in the Plan) terminate prior to the vesting date set forth in Paragraph 4, Recipient shall forfeit the Restricted Stock that would otherwise have vested on such dates.

4. Vesting Dates. Subject to Paragraph 5, the shares of Restricted Stock subject to this Restricted Stock Agreement shall vest in full on [      ].

5. Termination of Employment; Change in Control. Voluntary or involuntary termination of employment, retirement, death or Disability of Recipient, or occurrence of a Change in Control, shall affect Recipient's rights under this Restricted Stock Agreement as follows:

a. Voluntary or Involuntary Termination. If, other than as specified below, Recipient voluntarily terminates employment (defined below) or if Recipient's employment is terminated involuntarily, then Recipient shall forfeit the right to receive all shares of Restricted Stock that have not theretofore vested pursuant to Paragraph 4.

b. Change in Control. If a Change in Control shall occur, then immediately all nonvested Restricted Stock shall fully vest, all restrictions (other than those described in Paragraph 9) applicable to such Restricted Stock shall terminate and Company shall release from escrow or trust and shall issue and deliver to Recipient a certificate or certificates for all shares of Restricted Stock.

c. Death or Disability. If Recipient's employment is terminated by death or Disability, then immediately all nonvested Restricted Stock shall fully vest, all restrictions (other than described in Paragraph 9) applicable to Restricted Stock shall terminate and Company shall release from escrow or trust and shall issue and deliver to Recipient, or in the case of death, to the person or persons to whom Recipient's rights under this Restricted Stock Agreement shall pass by will or by the applicable laws of descent and distribution, or in the case of Disability, to Recipient's personal representative, a certificate or certificates for all Restricted Stock.

d. Retirement. If Recipient’s employment is terminated by Retirement, provided that the Recipient does not engage in Competition directly or indirectly against the Company, as determined by the Compensation Committee or the President of the Company, the Restricted Stock not vested on the date of Retirement shall continue to vest in accordance with the original vesting schedule and once vested, all restrictions (other than described in Paragraph 9) applicable to Restricted Stock shall terminate and Company shall release from escrow or trust and shall issue and deliver to Recipient, a certificate or certificates for all Restricted Stock.

e. Definition of Employment. For purposes of this Restricted Stock Agreement, "employment" means employment by Company or a subsidiary. In this regard, neither the transfer of Recipient from employment by Company to employment by a subsidiary nor the transfer of Recipient from employment by a subsidiary to employment by Company shall be deemed to be a termination of employment of Recipient. Moreover, the employment of Recipient shall not be deemed to have been terminated because of absence from active employment on account of temporary illness or during authorized vacation or during temporary leaves of absence from active employment granted by Company or a subsidiary for reasons of professional advancement, education, health, or government service, or during military leave for any period if Recipient returns to active employment within 90 days after the termination of military leave, or during any period required to be treated as a leave of absence by virtue of any valid law or agreement. The Compensation Committee’s determination in good faith regarding whether a termination of employment of any type or Disability has occurred shall be conclusive and determinative.

f. Definition of Competition. For purposes of this Restricted Stock Agreement, "Competition" is deemed to occur if a Recipient, who ceases to be employed by the Company or its subsidiaries or who ceases to provide services to the Company or its subsidiaries, obtains a position as a full-time or part-time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in excess of 5% of, a corporation, partnership, firm or other entity (i) that engages in any of the businesses of the Company or any subsidiary with which the Recipient was involved at any time during employment with or other service for the Company or any subsidiary; (ii) that serves as a supplier to the Company, a subsidiary or a competitor of the Company or a subsidiary; or (iii) that is a customer of the Company, a subsidiary or a competitor of the Company or a subsidiary.

g. Definition of Retirement. For purposes of this Restricted Stock Agreement, “Retirement” shall mean termination of the Recipient’s employment if the Recipient has been employed by the Company or a subsidiary on a continuous basis for a period of at least ten years and the Recipient has attained the age of 55 years.

h. Definition of Disability. For purposes of this Restricted Stock Agreement, “Disability” shall mean a disability that would entitle the Recipient to the payment of disability payments under any Company or Subsidiary disability plan or as otherwise determined by the Committee.

i. Definition of Subsidiary. For purposes of this Restricted Stock Agreement, “Subsidiary” shall mean any corporation or other entity of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors or similar governing body, either directly or through one or more Subsidiaries.

6. Ownership Rights. Subject to the restrictions set forth herein and subject to Paragraph 8, Recipient is entitled to all voting and ownership rights applicable to the Restricted Stock, including the right to receive any dividends that may be paid on Restricted Stock, whether or not vested.

7. Reorganization of Company and Subsidiaries. The existence of this Restricted Stock Agreement shall not affect in any way the right or power of Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Company's capital structure or its business, or any merger or consolidation of Company or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Stock or the rights thereof, or the dissolution or liquidation of Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

8. Adjustment of Shares. Except in the case of a Change in Control as otherwise provided above, in the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving Company ("Recapitalization Events"), then for all purposes references herein to Common Stock or to Restricted Stock shall mean and include all securities or other property that holders of Common Stock of Company are entitled to receive in respect of Common Stock by reason of each successive Recapitalization Event, which securities or other property shall be treated in the same manner and shall be subject to the same restrictions as the underlying Restricted Stock.

9. Certain Restrictions. By accepting the Restricted Stock, Recipient agrees that if at the time of delivery of certificates for shares of Restricted Stock issued hereunder any sale of such shares is not covered by an effective registration statement filed under the Securities Act of 1933 (the "Act"), Recipient will acquire the Restricted Stock for Recipient's own account and without a view to resale or distribution in violation of the Act or any other securities law, and upon any such acquisition Recipient will enter into such written representations, warranties and agreements as Company may reasonably request in order to comply with the Act or any other securities law or with this Restricted Stock Agreement.

10. Nontransferability of Incentive. This Incentive is not transferable other than by will, the laws of descent and distribution or by qualified domestic relations order. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of Recipient.

11. Amendment and Termination. No amendment or termination of this Restricted Stock Agreement which would impair the rights of Recipient shall be made by the Compensation Committee at any time without the written consent of Recipient. No amendment or termination of the Plan will adversely affect the right, title and interest of Recipient under this Restricted Stock Agreement or to Restricted Stock granted hereunder without the written consent of Recipient.

12. No Guarantee of Employment. This Restricted Stock Agreement shall not confer upon Recipient any right with respect to continuance of employment or other service with Company or any subsidiary, nor shall it interfere in any way with any right Company or any subsidiary would otherwise have to terminate such Recipient's employment or other service at any time.

13. Withholding of Taxes. Company shall have the right to (i) make deductions from the number of shares of Restricted Stock otherwise deliverable upon satisfaction of the conditions precedent under this Restricted Stock Agreement (and other amounts payable under this Restricted Stock Agreement) in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such tax withholding obligations.

14. No Guarantee of Tax Consequences. Neither Company nor any subsidiary nor the Compensation Committee makes any commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Restricted Stock Agreement.

15. Severability. In the event that any provision of this Restricted Stock Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of this Restricted Stock Agreement and this Restricted Stock Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

16. Governing Law. The Restricted Stock Agreement shall be construed in accordance with the laws of the State of Louisiana to the extent federal law does not supersede and preempt Louisiana law.

17. Section 83(b) Election. The Recipient has reviewed with the Recipient’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Restricted Stock Agreement. The Recipient is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Recipient understands that the Recipient (and not the Company) shall be responsible for the Recipient’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Recipient understands that the Recipient may elect to be taxed at the time the shares are granted by filing an election under Section 83(b) of the Code with the IRS within thirty days from the date of grant. The Recipient acknowledges that it is the Recipient’s sole responsibility and not the Company’s to file timely the election under Section 83(b), even if the Recipient requests the Company or its representatives, to make this filing on the Recipient’s behalf.

18. Miscellaneous Provisions.

(a) Not a Contract of Employment; No Acquired Rights. The adoption and maintenance of the Plan shall not be deemed to be a contract of employment between the Company or any of its subsidiaries and any person. Receipt of an Incentive under the Plan at any given time shall not be deemed to create the right to receive in the future an Incentive under the Plan, or any other incentive awards granted to an employee of the Company or any of its subsidiaries, and shall not constitute an acquired labor right for purposes of any foreign law. The Plan shall not afford any recipient of an Incentive any additional right to severance payments or other termination awards or compensation under any foreign law as a result of the termination of such recipient's employment for any reason whatsoever.

(b) Not a Part of Salary. The value of the Restricted Stock granted pursuant to this Restricted Stock Agreement shall not be included as compensation, earnings, salaries or other similar terms used when calculating Recipient’s benefits under any employee benefit plan sponsored by the Company except as such plan otherwise expressly provides.

(c) Electronic Delivery and Signatures. Recipient hereby consents and agrees to electronic delivery of any Plan documents, proxy materials, annual reports and other related documents. If the Company establishes procedures for an electronic signature system for delivery and acceptance of Plan documents (including documents relating to any programs adopted under the Plan), Recipient hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. Recipient consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan, including any program adopted under the Plan.

IN WITNESS WHEREOF, the parties have entered into this Restricted Stock Agreement as of the [      ] day of [      ], 2007.

"COMPANY"

POOL CORPORATION

By: __________________________________

Name:

Title:

"Recipient"

_____________________________________

Name: